Exhibit 10.1

Northern Oil and Gas, Inc.
$350,000,000 8.50% Senior Secured Second Lien Notes due 2023
Purchase Agreement
September 21, 2018

RBC Capital Markets, LLC
As representative of the several Initial Purchasers listed in Schedule I hereto
c/o RBC Capital Markets, LLC
200 Vesey Street
New York, New York 10281-8098

Ladies and Gentlemen:

Northern Oil and Gas, Inc. a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule I hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”) an aggregate of $350 million principal amount of its 8.50% Senior Secured Second Lien Notes due 2023 (the “Securities”). The Securities will be issued pursuant to the second supplemental indenture (the “Second Supplemental Indenture”) to be dated the Closing Date (as defined below) among the Company and Wilmington Trust, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”), to the Indenture dated as of May 15, 2018 (the “Base Indenture” and as amended and supplemented by the First Supplemental Indenture (as defined below) and the Second Supplemental Indenture, collectively the “Indenture”), among the Company, the Trustee and the Collateral Agent.
The Company has previously issued approximately $344 million in aggregate principal amount of its 8.50% Senior Secured Second Lien Notes due 2023 under the Indenture (the “Existing Notes”). The Securities, when issued, will constitute “Additional Notes” (as such term as defined in the Indenture). Except as otherwise described in the Time of Sale Information (as defined below) and in the Final Offering Memorandum (as defined below), the Securities will have substantially identical terms to the Existing Notes and will be treated together with the Existing Notes as a single series of debt securities for all purposes under the Indenture.
The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated September 18, 2018 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Final Offering Memorandum”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Final Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (the “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Final Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.
At or prior to the time when sales of Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.
The Company intends to use the proceeds of the offering of the Securities together with proceeds from the RBL Credit Facility (as defined below) to (i) repay all of the outstanding indebtedness of the Company under that term loan credit agreement (as amended, restated, amended and restated, supplemented and otherwise modified from time to time, the “Term Loan Agreement”) dated as of November 1, 2017, among the Company, as borrower, the several lenders from time to time party thereto and TPG Specialty Lending, Inc. as administrative agent and collateral agent (the “Agent”), (ii) redeem or repurchase all of the Company’s outstanding 8.000% Senior Notes due 2020 (the “Existing Senior Notes”) and pay accrued and unpaid interest thereon plus any related premiums, fees and costs and (iii) if any remainder, for general corporate purposes (collectively, the “Refinancing”).

On or prior to the Closing Date, the Issuer also intends to enter into the Amended and Restated Credit Agreement (the “RBL Agreement”) for a reserve-based credit facility (the “RBL Credit Facility”), by and among the Company, as borrower, Royal Bank of Canada, as administrative agent and the lenders party thereto to replace the Term Loan Agreement.
On September 11, 2018, the Company commenced a consent solicitation (the “Consent Solicitation”) in order to make certain amendments to the Base Indenture (the “Amendments”), including amending the covenants in the Base Indenture to permit the incurrence of the Securities. Upon receipt of consent from not less than a majority in aggregate principal amount of the outstanding Existing Notes, on September 18, 2018, the Company and the Trustee executed a First Supplemental Indenture to the Base Indenture (the “First Supplemental Indenture”) providing for the Amendments, which will become operative on the Closing Date upon payment of the consent fee in connection with the Amendments.
As used herein, the term “Transactions” means (i) the offer and sale of the Securities, (ii) the Refinancing, (iii) the Consent Solicitation and (iv) the payment of all fees and expenses payable by the Company related to the foregoing.
The Securities will be secured by a second-priority lien, subject to liens granted to secure the RBL Credit Facility and certain liens permitted to exist on the Collateral by the Indenture or the Intercreditor Agreement, on substantially all of the tangible and intangible personal property of the Company and the Company's and the Guarantors' oil and gas properties constituting proved developed producing reserves representing at least 95% of the total present value (using a 10% discount rate), now owned or hereafter acquired by the Company, that secure borrowings under the RBL Agreement on a first-priority basis and the Existing Notes on a second-priority basis, subject to certain exceptions described in the Indenture, the Intercreditor Agreement and the Collateral Documents (as defined below) (the “Collateral”), as described in the Preliminary Offering Memorandum. The term “Collateral Documents,” as used herein, shall mean that certain Second Lien Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement, dated as of May 15, 2018, by the Company in favor of the Collateral Agent delivered in connection with the Existing Notes (collectively, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Mortgages”), a mortgage amendment to the Existing Mortgages to be dated the Closing Date among the Company and the Collateral Agent to reflect the additional Securities (the “Mortgage Amendment”), and the Second Lien Guaranty and Collateral Agreement, dated as of May 15, 2018, among the Company and the Collateral Agent (the “Security Agreement”). The rights of the holders of the Securities with respect to the Collateral shall be further governed by the Intercreditor Agreement (the “Base Intercreditor Agreement”), dated as of May 15, 2018, among the Company, TPG Specialty Lending, Inc., and Wilmington Trust, National Association, as second lien agent (“Second Lien Agent”), which will be amended to permit the issuance of the Securities, among other things, by the First Amendment and Reaffirmation of the Intercreditor Agreement, to be entered into on the Closing Date, among the Company, Royal Bank of Canada, as priority lien agent, and the Second Lien Agent (the “Intercreditor Amendment” and, together with the Base Intercreditor Agreement, the “Intercreditor Agreement”).
Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement (the “Registration Rights Agreement”), to be dated the Closing Date (as defined below), pursuant to which the Company may be required to file with the Securities and Exchange Commission (the “Commission”), under the circumstances set forth therein, (i) a registration statement under the Securities Act relating to another issuance of debt securities of the Company with terms substantially identical to the Securities and of the same series under the Indenture as the Securities (the “Exchange Securities”) to be offered in exchange for the Securities (the “Exchange Offer”) and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Securities, and in each case, to use its commercially reasonable efforts to cause such registration statements to be declared effective.
The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:
1.    Purchase and Resale of the Securities.
(a)    The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company 100.00% of the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 101.910200% of the principal amount thereof plus accrued interest, if any, from October 1, 2018 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)    The Company understands that the Initial Purchasers intend to offer the Securities for resale (“Exempt Resales”) on the terms set forth in the Time of Sale Information and Final Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:
(i)    it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);
(ii)    it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and
(iii)    it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:
(A)    within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or
(B)    in accordance with the restrictions set forth in Annex C hereto.
(c)    Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(i) and 6(j), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.
(d)    The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.
(e)    The Company acknowledges and agrees that each Initial Purchaser is acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Company with respect thereto. Any review by the Representative or any of the Initial Purchasers of the Company and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company or any other person.
2.    Payment and Delivery.
(a)    Payment for and delivery of the Securities will be made at the offices of Latham & Watkins LLP not later than 10:00 A.M., New York City time, on October 5, 2018, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”
(b)    Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Initial Purchasers that, as of the date hereof and as of the Closing Date:
(a)Preliminary Offering Memorandum, Time of Sale Information and Final Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Final Offering Memorandum, as of the date thereof and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Final Offering Memorandum as set forth in Section 7(b).

(b)Incorporated Documents. The documents incorporated by reference in each of the Time of Sale Information and the Final Offering Memorandum, when filed with the Commission, comply or will comply, as the case may be, in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or other documents required to be described in such incorporated documents or to be filed as exhibits to such incorporated documents that have not been described or filed as required. The Company is subject to, and is in full compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act.

(c)Additional Written Communications. The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) and (ii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Final Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Time of Sale Information at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication.

(d)Financial Statements. The financial statements and the related notes and supporting schedules thereto included or incorporated by reference in each of the Time of Sale Information and the Final Offering Memorandum present fairly the financial position of the Company as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby and the requirements of Regulation S-X; the financial data set forth under the caption “Summary Historical and Pro Forma Financial Data” in the Time of Sale Information and the Final Offering Memorandum has been prepared on a basis consistent with that of the financial statements referred to above and present fairly the financial position of the Company as of the dates indicated and the results of operations and the changes in its cash flows for the periods specified; and the other financial information included or incorporated by reference in each of the Time of Sale Information and the Final Offering Memorandum has been derived from the accounting records of the Company and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in each of the Time of Sale Information and the Final Offering Memorandum has been prepared in accordance with Regulation S-X, and the assumptions underlying such pro forma financial information are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein, in each case as set forth in each of the Time of Sale Information and the Final Offering Memorandum. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Preliminary Offering Memorandum, the Time of Sale Information and the Final Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto.

(e)No Material Adverse Change. Except as disclosed in the Time of Sale Information and the Final Offering Memorandum, since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Time of Sale Information and the Final Offering Memorandum (i) there has not been any change in the capital stock, short-term debt or long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, rights, assets, management, financial position, results of operations, liabilities, conditions or prospects of the Company; (ii) the Company has not entered into any transaction or agreement that is material to the Company and out of the ordinary course of business or incurred any liability or obligation, direct or contingent, that is material to the Company; and (iii) the Company has not sustained any material loss or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Time of Sale Information and the Final Offering Memorandum.

(f)Organization and Good Standing. The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on (i) the business, properties, rights, assets, management, financial position, results of operations, liabilities, conditions (financial or otherwise) or prospects of the Company, (ii) the performance by the Company of its obligations under this Agreement, the Securities and the Collateral Documents or (iii) the validity or enforceability of this Agreement, the Indenture, the Collateral Documents, the Registration Rights Agreement and the Notes or (iv) the consummation of any of the Transactions (a “Material Adverse Effect”).

(g)Subsidiaries. The Company does not have any subsidiaries and does not own any beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity.

(h)Capitalization. The Company has the capitalization as set forth in each of the Time of Sale Information and the Final Offering Memorandum under the heading “Capitalization”. Except as disclosed in the Time of Sale Information and the Final Offering Memorandum, there are no outstanding (i) options, warrants, preemptive rights, rights of first refusal or other rights to purchase from the Company, (ii) agreements, contracts, arrangements or other obligations of the Company to issue or (iii) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (i) through (iii), shares of capital stock of or other ownership or equity interests in the Company.

(i)Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture, the Exchange Securities, the Intercreditor Amendment, the Registration Rights Agreement, each of the Collateral Documents and the RBL Agreement (collectively, the “Transaction Documents”), including to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(j)The Base Indenture. The Base Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); the Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(k)The First Supplemental Indenture. The First Supplemental Indenture has been duly authorized, duly executed and delivered by the Company and on the Closing Date, when the First Supplemental Indenture becomes operative in accordance with its terms, the Indenture (as supplemented by the First Supplemental Indenture) constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(l)The Second Supplemental Indenture. The Second Supplemental Indenture has been duly authorized by the Company and on the Closing Date will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, the Indenture (as supplemented by the Second Supplemental

Indenture) will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(m)The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(n)The Exchange Securities. The Exchange Securities have been duly authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Indenture and the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(o)This Agreement and the Registration Rights Agreement. This Agreement has been duly authorized, executed and delivered by the Company; and the Registration Rights Agreement has been duly authorized by the Company and on the Closing Date will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(p)Collateral Documents. Each of the Collateral Documents has been (or with respect to the Mortgage Amendment, will be) duly authorized, executed and delivered by the Company and constitutes (or with respect to the Mortgage Amendment, will constitute) a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(q)The Base Intercreditor Agreement. The Base Intercreditor Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(r)Intercreditor Amendment. The Intercreditor Amendment has been duly authorized by the Company and on the Closing Date will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, the Intercreditor Agreement (as amended by the Intercreditor Amendment) will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(s)The RBL Agreement. The RBL Agreement has been duly authorized by the Company and on the Closing Date will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(t)Descriptions of the Transaction Documents; Collateral. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Final Offering Memorandum. The Collateral conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Final Offering Memorandum.

(u)Collateral Documents and Collateral. Upon the filing with the appropriate governmental authorities of the financing statements in appropriate form describing the Collateral Documents with respect to which a security interest may be perfected by filing or recordation, the lien and security interest created by the Collateral Documents will be fully perfected with all right, title and interest of the Company in the Collateral to the extent such interests can be perfected by such filing with the priority required by the Collateral Documents.

(v)No Violation or Default. The Company is not (i) in violation of its charter or by-laws (“Charter Documents”); (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any property, right or asset of the Company is subject; or (iii) in violation of any law, ordinance, decree, injunction or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority

(“Law”), except, in the case of clauses (ii) and (iii) above, for any such default or violation that has been waived or would not, individually or in the aggregate, have a Material Adverse Effect.

(w)No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities, the issuance of the Exchange Notes, and the consummation of the transactions contemplated by the Transaction Documents, including the Refinancing, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any property, right or asset of the Company is subject (other than any lien or encumbrance created or imposed pursuant to the Collateral Documents or the collateral documents relating to the RBL Agreement, in each case, permitted under the Intercreditor Agreement); (ii) result in any violation of the provisions of the charter or by-laws of the Company; or (iii) result in the violation of any law or statute or any judgment, order, rule, decree or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(x)No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court, arbitrator, governmental or regulatory authority or other third-party is required for the execution, delivery and performance by the Company of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities, the issuance of the Exchange Notes and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers and (ii) with respect to the Exchange Securities under the Securities Act, the Trust Indenture Act and applicable state securities laws as contemplated by the Registration Rights Agreement.

(y)Legal Proceedings. Except as described in each of the Time of Sale Information and the Final Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company is or may be a party or to which any property, right or asset of the Company is or may be the subject that, individually or in the aggregate, if determined adversely to the Company, could have a Material Adverse Effect or interfere with the consummation of the offering of the Securities or any of the Transactions; and no such Actions are, to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or by others.

(z)Independent Accountants for the Company. Each of Grant Thornton LLP and Deloitte LLP, who have certified certain financial statements of the Company, is an (i) independent public accountant with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (United States) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(aa)Independent Accountants for Pivotal Williston Basin, LP and Pivotal Williston Basin II, LP (collectively, “Pivotal”). Weaver and Tidwell, LLP, who have certified certain financial statements of Pivotal, is an (i) independent public accountant with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (United States) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(bb)    Independent Accountants for WR Operating LLC (“W Energy”). Whitley Penn LLP, who have certified certain financial statements of W Energy, is an (i) independent public accountant with respect to W Energy within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (United States) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(cc)    Real and Personal Property. The Company has good, valid and marketable title in fee simple to, or has valid rights to lease or otherwise use, all items of real and personal property that are described in or referred to in the Mortgages and all other real and personal property that are material to the business of the Company, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except for Permitted Exceptions, in the case of Mortgaged Properties, and, in the case of all other real and personal property, those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company, or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(dd)    Intellectual Property. (i) The Company owns or possesses the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of its business; (ii) the Company’s conduct of its business does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company has not received any written notice of any claim relating to Intellectual Property; and (iv) to the knowledge of the Company, the Intellectual Property of the Company is not being infringed, misappropriated or otherwise violated by any person. The Company is not a party to, or bound by, any options, licenses or agreements with respect to the intellectual property rights of any other person or entity that are necessary to be described in the Time of Sale Information or the Final Offering Memorandum to avoid a material misstatement or omission and are not described therein. None of the Intellectual Property used by the Company has been obtained or is hereby used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, its officers, directors or employees or otherwise in violation of the rights of any person.

(ee)    Related Party Transactions. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders or other affiliates of the Company, on the other, that would be required by the Securities Act to be described in a registration statement on Form S-1 to be filed with the Commission and that is not so described in each of the Time of Sale Information and the Final Offering Memorandum. Except as otherwise disclosed in the Time of Sale Information and the Final Offering Memorandum, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

(ff)    Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Final Offering Memorandum, will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(gg)    Taxes. The Company has paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof and all such returns are true, complete and correct in all material respects; and except as otherwise disclosed in each of the Time of Sale Information and the Final Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its properties or assets. To the knowledge of the Company there are no actual or proposed tax assessments against the Company that would, individually or in the aggregate, have a Material Adverse Effect. The accruals on the books and records of the Company in respect of any material tax liability for any period not finally determined are adequate to meet any assessments of tax for any such period.

(hh)    Licenses and Permits. The Company possesses all licenses, sub-licenses, certificates, consents, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its business as described in each of the Time of Sale Information and the Final Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Time of Sale Information and the Final Offering Memorandum, the Company has not received notice of any revocation or modification of any such license, sub-license, certificate, consent permit or authorization or does not have any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except which would not, individually or in the aggregate, have a Material Adverse Effect.

(ii)    No Labor Disputes. No labor disturbance by or dispute with employees of the Company exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s principal suppliers, contractors or customers, except as would not have a Material Adverse Effect. The Company has not received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(jj)    Compliance with Environmental Laws. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company (x) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety (to the extent related to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), pollution or protection of the environment or natural resources, or otherwise relating to the use, treatment, storage, disposal, or release of or exposure to hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) has received and is in compliance with all permits, licenses, certificates or other authorizations or approvals required of it under applicable Environmental Laws to conduct its business, and (z) has not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants; and (ii) there are no costs or liabilities associated with a violation of or liability under Environmental Laws of or relating to the Company. Except as described in each of the Time of Sale Information and the Final Offering Memorandum, there are no proceedings that are pending, or, to the knowledge of the Company, threatened, against the Company under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed. The Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar U.S. or non-U.S. state or local Environmental Laws requiring the Company to investigate or remediate any pollutants or contaminants, except where such requirements would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(kk)    Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) is in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the “minimum funding standard” or “minimum funding contribution” (as such terms are defined in Section 412 or 430 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur; (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (v) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than employer contributions and premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan or in respect of any “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA, except in each case with respect to the events or conditions set forth in (i) through (v) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ll)    Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. The statements relating to disclosure controls and procedures made by the principal executive officers and principal financial officers of the Company in the certifications required by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith are complete and correct.

(mm)    Accounting Controls. The Company maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act. The Company maintains a system of accounting controls that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, or report financial data to management and the Board of Directors of the Company. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Except as set forth in the Time of Sale Information and the Final Offering Memorandum, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years, or (iii) a significant deficiency, material weakness, change in internal control over financial reporting or fraud involving management or other employees who have a significant role in the internal control over financial reporting.

(nn)    Insurance. The Company maintains or is covered by insurance provided by insurers of recognized financial responsibility covering its properties, operations, personnel and business, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its business; and the Company has not (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. The Company is in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

(oo)    No Unlawful Payments. None of the Company, nor any director, officer or employee of the Company nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintained and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(pp)    Compliance with Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(qq)    No Conflicts with Sanctions Laws. Neither the Company nor any of its, directors, officers or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company has not knowingly engaged in, is not now knowingly engaged in and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(rr)    Solvency. On and immediately after the Closing Date, the Company (after giving effect to the issuance and sale of the Securities and the other transactions related thereto as described in each of the Time of Sale Information and the Final Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the fair value (and present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities as contemplated by this Agreement, the Time of Sale Information and the Final Offering Memorandum, such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

(ss)    No Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against it or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(tt)    Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system.

(uu)    No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(vv)    No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D other than in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(ww)    Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Final Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(xx)    No Stabilization or Manipulation. Neither the Company nor any of its affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(yy)    No Applicable Registration or Other Similar Rights. Except as disclosed in the Time of Sale Information and the Final Offering Memorandum, there are no persons with registration or other similar rights to have any equity or debt securities of the Company or any “affiliate” registered for sale under a registration statement, except for rights (i) contained in the Registration Rights Agreement or (ii) as have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied.

(zz)    Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Final Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(aaa)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Time of Sale Information or the Final Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(bbb)    Industry Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the industry statistical and market-related data included or incorporated by reference in each of the Time of Sale Information and the Final Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(ccc)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ddd)    Rating Agencies. No “nationally recognized statistical rating organization” (as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) to retain any rating assigned to the Company or to any securities of the Company or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review (or of any potential or intended review) for a possible change in, any rating so assigned (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) or (B) any change in the outlook for any rating of the Company or any securities of the Company.

(eee)    Reserve Reports (Company). The information underlying the estimates of the reserves of the Company included in the Time of Sale Information and the Final Offering Memorandum, and which was supplied by the Company to Ryder Scott Company, LP (“Ryder Scott”) and Cawley, Gillespie & Associates, Inc. (“Cawley”), independent petroleum engineers, for purposes of preparing the Company’s reserve reports (the “Company Reserve Reports”), including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts under hedging arrangements, costs of operations and development, and working interest and net revenue interest information relating to the Company’s ownership interests in properties, was true and correct in all material respects on the dates of such Company Reserve Reports; the estimates of future capital expenditures and other future exploration and development costs supplied to Ryder Scott and Cawley were prepared in good faith and with a reasonable basis; the information provided to Ryder Scott and Cawley by the Company for purposes of preparing the Company Reserve Reports was prepared in accordance with customary industry practices; each of Ryder Scott and Cawley was, as of the dates of their respective Reserve Reports, and, as of the date hereof, an independent petroleum engineer with respect to the Company; other than any decrease in reserves resulting from normal production of the reserves and intervening spot market product price fluctuations disclosed in the Time of Sale Information and the Final Offering Memorandum, to the knowledge of the Company, there are not any facts or circumstances that would adversely affect the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as disclosed in the Time of Sale Information and the Final Offering Memorandum and reflected in the Company Reserve Reports such as to cause a material adverse change; estimates of such reserves and the present value of the future net cash flows therefrom as disclosed in the Time of Sale Information and the Final Offering Memorandum and reflected in the Company Reserve Reports comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.

(fff)    Reserve Reports (Pivotal). To the knowledge of the Company, the information underlying the estimates of the reserves of Pivotal included in the Time of Sale Information and the Final Offering Memorandum, and which was supplied by Pivotal to Cawley, independent petroleum engineer, for purposes of preparing Pivotal’s reserve report (the “Pivotal Reserve Report”), including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts under hedging arrangements, costs of operations and development, and working interest and net revenue interest information relating to Pivotal’s ownership interests in properties, was true and correct in all material respects on the date of such Pivotal Reserve Report; to the knowledge of the Company, the estimates of future capital expenditures and other future exploration and development costs supplied to Cawley by Pivotal were prepared in good faith and with a reasonable basis; to the knowledge of the Company, the information provided to Cawley by Pivotal for purposes of preparing the Pivotal Reserve Report was prepared in accordance with customary industry practices; to the knowledge of the Company, Cawley was, as of the date of the Pivotal Reserve Report, and is, as of the date hereof, an independent petroleum engineer with respect to Pivotal; other than any decrease in reserves resulting from normal production of the reserves and intervening spot market product price fluctuations disclosed in the Time of Sale Information and the Final Offering Memorandum, to the knowledge of the Company, there are not any facts or circumstances that would adversely affect the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as disclosed in the Time of Sale

Information and the Final Offering Memorandum and reflected in the Pivotal Reserve Report such as to cause a material adverse change; to the knowledge of the Company, estimates of such reserves and the present value of the future net cash flows therefrom as disclosed in the Time of Sale Information and the Final Offering Memorandum and reflected in the Pivotal Reserve Report comply in all material respects with the applicable requirements of the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers.

(ggg)    Reserve Reports (W Energy). To the knowledge of the Company, the information underlying the estimates of the reserves of W Energy included in the Time of Sale Information and the Final Offering Memorandum, and which was supplied by W Energy to Cawley, independent petroleum engineer, for purposes of preparing W Energy’s reserve report (the “W Energy Reserve Report”), including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts under hedging arrangements, costs of operations and development, and working interest and net revenue interest information relating to W Energy’s ownership interests in properties, was true and correct in all material respects on the date of such W Energy Reserve Report; to the knowledge of the Company, the estimates of future capital expenditures and other future exploration and development costs supplied to Cawley by W Energy were prepared in good faith and with a reasonable basis; to the knowledge of the Company, the information provided to Cawley by W Energy for purposes of preparing the W Energy Reserve Report was prepared in accordance with customary industry practices; to the knowledge of the Company, Cawley was, as of the date of the W Energy Reserve Report, and is, as of the date hereof, an independent petroleum engineer with respect to W Energy; other than any decrease in reserves resulting from normal production of the reserves and intervening spot market product price fluctuations disclosed in the Time of Sale Information and the Final Offering Memorandum, to the knowledge of the Company, there are not any facts or circumstances that would adversely affect the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as disclosed in the Time of Sale Information and the Final Offering Memorandum and reflected in the W Energy Reserve Report such as to cause a material adverse change; to the knowledge of the Company, estimates of such reserves and the present value of the future net cash flows therefrom as disclosed in the Time of Sale Information and the Final Offering Memorandum and reflected in the W Energy Reserve Report comply in all material respects with the applicable requirements of the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers.

4.    Further Agreements of the Company. The Company covenants and agrees with each Initial Purchaser that:

(a)Delivery of Copies. The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Final Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b)Final Offering Memorandum, Amendments or Supplements. Before finalizing the Final Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Final Offering Memorandum, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Final Offering Memorandum or such amendment or supplement (or document to be incorporated by reference therein) for review, and will not distribute any such proposed Final Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representative reasonably objects; provided that, if in the opinion of outside counsel of the Company such proposed amendment or supplement is required by law, the Company can make such amendment or supplement, notwithstanding any such reasonable objection.

(c)Additional Written Communications. Before using, authorizing, approving, distributing or referring to any Issuer Written Communication, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not use, authorize, approve, distribute or refer to any such written communication to which the Representative reasonably objects.

(d)Compliance with Securities Laws. The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Final Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Final Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, such Issuer Written Communication or the Final Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Final Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with Law.

(f)Ongoing Compliance of the Final Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Final Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Final Offering Memorandum to comply with Law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements (or any document to be filed with the Commission and incorporated by reference therein) to the Final Offering Memorandum as may be necessary so that the statements in the Final Offering Memorandum as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Final Offering Memorandum is delivered to a purchaser, be misleading or so that the Final Offering Memorandum will comply with Law.

(g)Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, the Company will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any debt securities issued or guaranteed by the Company similar to the Securities (other than the Exchange Securities).

(i)Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Final Offering Memorandum under the heading “Use of Proceeds.”

(j)Supplying Information to Holders of Securities. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k)DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l)No Resales by the Company. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(m)No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any “security” (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n)No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) with respect to those Securities offered or sold in reliance upon Regulation S, engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o)No Stabilization. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities or any other reference security, whether to facilitate the sale or resale of the Securities or otherwise.

(p)Repayment of Existing Senior Notes. The Company shall provide evidence reasonably satisfactory to the Representative that it has redeemed or repurchased all of the Existing Senior Notes and paid all accrued and unpaid interest thereon plus any related premiums, fees and costs in the manner and on the timing contemplated in the Time of Sale Information and the Final Offering Memorandum.

5.    Certain Agreements of the Initial Purchasers. The Initial Purchasers hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Final Offering Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was not included (including through incorporation by reference) in the Time of Sale Information or the Final Offering Memorandum (including through incorporation by reference), (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) (including any electronic road show) above, (iv) any written communication prepared by such Initial Purchaser and approved by the Company and the Representative in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Time of Sale Information or the Final Offering Memorandum.
6.    Conditions of Initial Purchasers’ Obligations. The obligation of the Initial Purchasers to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:
(a)Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b)No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading).

(c)No Material Adverse Change. No event or condition of a type described in Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Final Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the sole judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Final Offering Memorandum.

(d)Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate signed by an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Final Offering Memorandum and, to the best knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e)Comfort Letters. On the date of this Agreement and on the Closing Date, each of Grant Thornton LLP, Deloitte LLP, Weaver and Tidwell, LLP and Whitley Penn LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained (or incorporated by reference) in each of the Time of Sale Information and the Final Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f)CFO Certificate. The Company shall have furnished to the Representative a certificate, dated the Closing Date and addressed to the Initial Purchasers, of its chief financial officer with respect to certain financial data contained in the Time of Sale Information and the Final Offering Memorandum, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

(g)Litigation Matters Certificate. On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Initial Purchasers, certificates, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, from each of its chief financial officer and of its president, in form and substance satisfactory to the Initial Purchasers, to the effect set forth in Annex E-1 and Annex E-2 hereto.

(h)Reserve Engineer Letters. On the date of this Agreement and on the Closing Date, Ryder Scott and Cawley shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, stating the conclusions and findings of such firm with respect to the oil and natural gas reserves of the Company, Pivotal and W Energy, as applicable, in form and substance reasonably satisfactory to the Representative.

(i)Opinion and 10b-5 Statement of Counsel for the Company. Kirkland & Ellis LLP, counsel for the Company, shall have furnished to the Initial Purchasers, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

(j)Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Initial Purchasers shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Initial Purchasers, of Latham & Watkins LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in Delaware and its good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company.

(m)DTC. The Securities shall be eligible for clearance and settlement through DTC.

(n)Securities. The Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(o)The First Supplemental Indenture. The First Supplemental Indenture shall have become operative in accordance with its terms.

(p)The Second Supplemental Indenture. The Second Supplemental Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, the Trustee and the Collateral Agent.

(q)Intercreditor Amendment. The Initial Purchasers shall have received conformed counterparts of the Intercreditor Amendment that shall have been executed and delivered by duly authorized officers of each party thereto, in form and substance reasonably satisfactory to the Representative.

(r)Repayment of Term Loan. The Initial Purchaser shall have received evidence reasonably satisfactory to it that, substantially simultaneously with the purchase of the Securities by the Initial Purchaser, all of the outstanding indebtedness under the term loan facility of the Term Loan Agreement, and all accrued and unpaid interest, fees and other amounts owing thereunder, shall have been paid in full, all commitments to extend credit under the Term Loan Agreement shall have terminated, and all liens securing obligations thereunder shall have been released.

(s)RBL Agreement. Concurrently with or prior to the Closing Date, the Company shall have entered into the RBL Agreement consistent in all material respects with the terms described in the Time of Sale Information and the Final Offering Memorandum and the Initial Purchasers shall have received conformed counterparts thereof.

(t)Transactions. Concurrently with or prior to the Closing Date (unless otherwise provided in the Time of Sale Information and the Final Offering Memorandum), each of the Transactions shall have been consummated in a manner consistent in all material respects with the descriptions thereof in the Time of Sale Information and the Final Offering Memorandum.

(u)Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers may reasonably request, including a secretary’s certificate dated the Closing Date executed by the secretary of the Company certifying such matters as the Initial Purchasers may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.
7.    Indemnification and Contribution.
(a)Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, employees, agents and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) or (ii) any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein.

(b)Indemnification of the Company. Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following paragraphs in the Preliminary Offering Memorandum and the Final Offering Memorandum: the statements set forth in the seventh paragraph (except for the last two sentences) under the caption “Plan of Distribution” in the Time of Sale Information and the Final Offering Memorandum.

(c)Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by RBC Capital Markets, LLC and any such separate firm for the Company, its directors and officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities pursuant to this Agreement and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)Limitation on Liability. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchaser was treated was one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating, defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchaser’s obligation to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.    Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange, NASDAQ Global Market or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred a material disruption in settlement or clearing services; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Final Offering Memorandum. The Initial Purchasers may also terminate this Agreement on the Closing Date if any condition described in Section 6 is not fulfilled or waived in writing by the Initial Purchaser on or prior to the Closing Date.

9.    Defaulting Initial Purchaser.
(a)If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non‑defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Final Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Final Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this

Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

10.    Payment of Expenses.
(a)Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Final Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee, the Collateral Agent and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses (including the expenses of Company’s counsel) and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (ix) the fees and expenses (including without limitation, filing and recording fees, search fees, taxes and costs of title policies (if any)) incurred with respect to creating, documenting and perfecting the security interests in the Collateral as contemplated by the Collateral Documents (including the related fees and expenses of counsel to the Initial Purchasers for all periods prior to and after the Closing Date); (x) all expenses in connection with any “road show” or “investor” presentation to potential investors, including travel and lodging expenses, the cost of chartering airplanes, word processing charges, the costs of printing or producing any investor presentation materials, messenger and duplicating service expenses, facsimile expenses and other customary expenditures.

(b)If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers declines to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

11.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of the Initial Purchasers referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from the Initial Purchasers shall be deemed to be a successor merely by reason of such purchase.
12.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Initial Purchasers.
13.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; (d) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.
14.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.
15.    Miscellaneous.
(a)Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by RBC Capital Markets, LLC on behalf of the Initial Purchasers, and any such action taken by RBC Capital Markets, LLC shall be binding upon the Initial Purchasers.

(b)Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, New York, New York 10281; Attention: High Yield Capital Markets, with a copy to Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022; Attention: Michael Chambers. Notices to the Company shall be given to them at 601 Carlson Pkwy, Suite 990, Minnetonka, Minnesota 55305, (fax: 952-476-9801); Attention: Erik Romslo with a copy to Kirkland & Ellis LLP, 609 Main Street, Houston, Texas 77002; Attention: Matthew Pacey.

(c)Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

(e)Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f)Entire Agreement; Counterparts. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g)Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, Northern Oil and Gas, Inc.
By:	/s/ Nicholas O’Grady
Name:Nicholas O’Grady
Title:Chief Financial Officer

Accepted:

RBC CAPITAL MARKETS, LLC

For itself and on behalf of
the several Initial Purchasers
listed in Schedule 1 hereto.

By: RBC CAPITAL MARKETS, LLC
By:	/s/ James S. Wolfe
Name:James S. Wolfe
Title:Managing Director Head of Global Leveraged Finance